EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2025 relating to the consolidated financial statements of The Allstate Corporation and the effectiveness of The Allstate Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of The Allstate Corporation for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Chicago, Illinois
November 24, 2025